Exhibit 10.5

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT is made this 31st day of October, 2005, among ACT TELECONFERENCING, INC., a corporation organized under the laws of the State of Colorado (the “Company”), DOLPHIN DIRECT EQUITY PARTNERS, LP (the “Subordinated Creditor”), and SILICON VALLEY BANK, a national banking association (the “Lender”).

RECITALS

A. The Company, together with ACT Proximity, Inc., a Colorado corporation, ACT Teleconferencing Services, Inc., a Minnesota corporation, ACT Research, Inc., a Colorado corporation and ACT Videoconferencing, Inc., a Minnesota corporation (collectively, the “Borrower”), has entered into a Loan and Security Agreement with the Lender dated November 12, 2004 (as amended, modified, restated, substituted, extended and renewed through the date hereof, the “Financing Agreement”) pursuant to which the Lender has agreed to provide certain credit facilities to the Borrower (the “Loans”).

B. Under the terms of the Financing Agreement, the execution and delivery of this Agreement is a condition precedent to the Lender’s obligation to continue to make the Loans (as defined in the Financing Agreement).

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing and to induce the Lender from time to time to make, extend or continue loans, credits or other financial accommodations to the Borrower, the Subordinated Creditor and the Company severally represent and agree with the Lender as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Specific Definitions.

As used in this Agreement, the terms defined in the preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:

“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Blockage Notice” means a notice from the Lender to the Subordinated Creditor stating that an Event of Default (as defined in the Financing Agreement) exists under the Senior Indebtedness and specifying whether such Event of Default is a default in the payment of principal or interest under the Senior Indebtedness or not, and, in either case, giving the details of such Event of Default.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State are authorized or required to close.

“Financing Documents” means the collective reference to each and every note, instrument, security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, indemnity deed of trust, loan agreement, hypothecation agreement, indemnity agreement, letter of credit application, assignment, or any other document (whether similar or dissimilar to any of the foregoing) previously, simultaneously or hereafter executed and delivered by the Borrower or any other Person, singly or jointly with another Person or Persons, in connection with any of the Senior Indebtedness, including, without limitation, the “Loan Documents” as defined in the Financing Agreement, all as amended, modified, restated, substituted, extended and renewed at any time and from time to time.

“Insolvency Proceeding” means any receivership, conservatorship, general meeting of creditors, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or any proceeding or action by or against the Company for any relief under any bankruptcy or insolvency law or other laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, dissolution, liquidation, compositions or extensions, or the appointment of any receiver, intervenor or conservator of, or trustee, or similar officer for, the Company or any substantial part of its properties or assets, including, without limitation, proceedings under the Bankruptcy Code, or under other similar federal, state or local statute, laws, rules and regulations, all whether now or hereafter in effect.

“Lien” means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, financing statement, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Person” means an individual, a corporation, a partnership, a joint venture, a trust, an unincorporated association, a government or political subdivision or agency thereof or any other entity.

“Pledge Agreement” means the Pledge Agreement dated the date hereof executed and delivered by the Company and certain of its subsidiaries to the Subordinated Creditor covering all the shares of capital stock or limited liability interests of direct and indirect subsidiaries of the Company.

“Security” means the Security set forth in EXHIBIT A attached hereto and made a part hereof.

“Security Agreement” means the Security Agreement dated the date hereof executed and delivered by the Company and certain of its subsidiaries to the Subordinated Creditor covering substantially all of the assets of the Company and such subsidiaries.

“Senior Indebtedness” means all indebtedness, liabilities and obligations of the Borrower to the Lender of every kind and nature whatsoever, whether now existing or hereafter arising or created at any time, in each case pursuant to the Financing Agreement and the other Loan Documents in effect on the date hereof.

“Standstill Period” shall mean (a) any period during which the Company is subject to any Insolvency Proceeding and (b) a period commencing from the date of a Blockage Notice from the Lender and continuing until the earlier of (i) (a) 180 days (if an Event of Default in the payment of principal and interest is specified in such Blockage Notice) or (b) 120 days (if any other Event of Default is specified in such Blockage Notice), after the date of the Blockage Notice, (ii) the date that the Senior Indebtedness is paid and satisfied in full or (iii) the event of default giving rise to such Blockage Notice is sooner cured within any applicable grace period or cured with the permission of the Lender;

provided, however, that (i) only one Standstill Period may be commenced within any period of 365 consecutive days (a “365 Day Period”), (ii) no Standstill Period shall be in effect for more than 180 days during any 365 Day Period, and (iii) there must be a consecutive 185-day period in any 365 Day Period during which no Standstill Period is in effect.

“State” means the State of New York.

“Subordinated Indebtedness” means any and all existing and future indebtedness, liabilities and obligations of the Company to the Subordinated Creditor solely under the Subordinated Note.

“Subordinated Note” means the Note dated the date hereof by the Company initially to the Subordinated Creditor, as amended, modified, substituted, extended, and renewed from time to time. If at any time there exists more than one such Note, each such Note shall be referred to herein collectively as the “Subordinated Note.”

Section 1.2 Other Definitional Provisions.

Unless otherwise defined herein, all terms used herein that are defined by the New York Uniform Commercial Code shall have the same meanings as assigned to them by the New York Uniform Commercial Code unless and to the extent varied by this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified. References to this Agreement include all Exhibits hereto.

ARTICLE II

SUBORDINATION

Section 2.1 Subordinated Indebtedness.

2.1.1 Subordination.

The Subordinated Creditor hereby subordinates and postpones the payment of all of the Subordinated Indebtedness to and in favor of the indefeasible and full payment of the Senior Indebtedness; provided, however, the Subordinated Creditor shall have limited rights to receive payment of the Subordinated Indebtedness as provided in Section 2.1.2 and Section 2.2.3 below.

2.1.2 Payments.

Until all of the Senior Indebtedness has been fully and indefeasibly paid, the Subordinated Creditor shall not, without the prior written consent of the Lender, except as permitted by the provisions of Section 2.2.3 and EXHIBIT B attached hereto and made a part hereof, ask, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the Subordinated Indebtedness; provided, however, the Subordinated Creditor may receive any payments described in EXHIBIT C attached hereto and made a part hereof.

Section 2.2 Security.

2.2.1 Security for Subordinated Indebtedness.

The Subordinated Creditor and the Company agree, represent and warrant that the Subordinated Indebtedness is secured by a subordinate security interest in the Security and a first lien security interest in the collateral described in the Pledge Agreement, the Security Agreement, and any UCC financing statement filed in connection therewith.

2.2.2 Subordination of Liens.

The Subordinated Creditor hereby subordinates the lien and priority of the Subordinated Creditor’s existing and future Liens and other interests, if any, in and to the Security to the Lender’s existing interest in the Security.

2.2.3 No Action by Subordinated Creditor.

Except to the extent permitted by this Agreement, until the Senior Indebtedness has been fully and indefeasibly paid, the Subordinated Creditor shall not, without the prior written consent of the Lender, which shall not be unreasonably withheld or delayed, ask, demand, assign, declare a default under, sue for, liquidate, sell, foreclose, set off, collect, accept a surrender, receive any proceeds, petition, commence or otherwise initiate any Insolvency Proceedings (or join any other Person in so doing) against the Company or its assets, commence any action or proceeding to contest the provisions of this Agreement, or otherwise realize or seek to realize upon all or any part of the Security; provided, however, that, upon the conclusion of a Standstill Period, and in all events subject to the other provisions of this Agreement, the Subordinated Creditor may accelerate the Subordinated Indebtedness and commence and pursue foreclosure proceedings under applicable law against the real and personal property of the Company.

2.2.4 Exercise of Remedies.

The Lender shall have the exclusive right to exercise and enforce all of its privileges and rights with respect to the Security according to the Lender’s reasonable discretion and the exercise of the Lender’s reasonable business judgment, including, without limitation, the right to take or retake control or possession of such Security and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Security.

Section 2.3 Further Representations and Warranties.

The Company represents and warrants to the Lender that true, correct and complete copies of all documents relating to the Subordinated Indebtedness in effect as of the date hereof have been furnished to the Lender.

Section 2.4 Further Documents.

The Subordinated Creditor and the Company agree they shall promptly execute such further documents and acknowledgements (including, without limitation, amendments to and releases of financing statements and other documents of record) as the Lender may reasonably require to confirm or evidence their respective obligations and the Lender’s rights under this Agreement.

ARTICLE III

DISTRIBUTIONS AND RECEIPTS

Section 3.1 Distributions, Etc.

3.1.1 Application of Proceeds.

In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to creditors of the Company or to the holders of any indebtedness, liabilities and obligations of the Company, by reason of the liquidation, dissolution or other winding up of the Company or the Company’s business, or in the event of any sale or Insolvency Proceedings with respect to the Company or its assets, then in any such event, any payment, distribution or benefit of any kind whatsoever or character, either in cash, securities or other property, whether or not on account of the Security, which shall be payable, deliverable or receivable upon or with respect to all or any part of the Subordinated Indebtedness shall be paid or delivered directly to the Lender for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Lender may elect and including, without limitation any interest accruing subsequent to the commencement of any such event or Insolvency Proceedings) until the Senior Indebtedness shall have been fully and indefeasibly paid and satisfied.

3.1.2 Insolvency Proceedings.

In connection with any Insolvency Proceedings, the Subordinated Creditor hereby irrevocably authorizes and empowers the Lender, and irrevocably appoints the Lender the Subordinated Creditor’s attorney-in-fact to, with respect to the Subordinated Indebtedness, (a) demand, sue for, collect and receive every payment or distribution and give acquittance therefor, (b) enforce claims comprising Subordinated Indebtedness in the name of the Lender, or the name of the Subordinated Creditor, by proof of debt, proof of claim, suit or otherwise; (c) collect any assets of the Company distributed, dividended or applied by way of dividend or payment, or any such securities issued, on account of Subordinated Indebtedness and apply the same, or the proceeds of any realization upon the same, to Senior Indebtedness (whether due or not due in such order and manner as the Lender may elect) until all Senior Indebtedness shall have been indefeasibly paid in full; (d) vote claims compromising Subordinated Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, provided, however, that the foregoing shall not preclude the Subordinated Creditor from exercising any rights it may have under Section 1111(b) of the Bankruptcy Code; (e) take generally any action which the Subordinated Creditor might otherwise take; and (f) take such other actions in the Lender’s own name or in the name of the Subordinated Creditor or otherwise, as the Lender may deem necessary or advisable to carry out the provisions of this Agreement.

3.1.3 Execution of Additional Documents.

The Subordinated Creditor hereby agrees to execute and deliver to the Lender such other documents or other instruments as may be reasonably requested by the Lender to confirm the obligations of the Subordinated Creditor under this Agreement.

Section 3.2 Receipts by Subordinated Creditor.

Should any payment or distribution not permitted by the provisions of this Agreement, or property or proceeds thereof, be received by the Subordinated Creditor upon or with respect to all or any part of the Subordinated Indebtedness and/or the Security prior to the full payment and satisfaction of the Senior Indebtedness, the Subordinated Creditor will promptly deliver the same to the Lender in precisely the form received (except for the endorsement or assignment of the Subordinated Creditor when the Lender deems appropriate), for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Lender may elect), and, until so delivered, the same shall be held in trust by the Subordinated Creditor as property of the Lender.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 Consents, Waivers, Etc.

Subordinated Creditor hereby consents that at any time and from time to time and with or without consideration, the Lender may, without further consent of or notice to the Subordinated Creditor and without in any manner affecting, impairing, lessening or releasing any of the provisions of this Agreement, renew, extend, change the manner, time, place and terms of payment of, sell, exchange, release, substitute, surrender, realize upon, modify, waive, grant indulgences with respect to and otherwise deal with in any manner: (a) all or any part of the Senior Indebtedness, provided, however, that the Lender may not increase the principal amount of the Senior Indebtedness without the Subordinated Creditor’s written consent; (b) all or any of the Financing Documents to which it is a party; (c) all or any part of any property at any time included within the Security; and (d) any Person at any time primarily or secondarily liable for all or any part of the Senior Indebtedness and/or any collateral and Security therefor, all as if this Subordination Agreement and any interest which the Subordinated Creditor has in the Security did not exist. Subordinated Creditor hereby waives, with respect to the Lender, demand, presentment for payment, protest, notice of dishonor and of protest with respect to the Senior Indebtedness, the Subordinated Indebtedness and/or the Security, notice of acceptance of this Agreement, notice of the making of any of the Senior Indebtedness and notice of default under any of the Financing Documents.

Section 4.2 Continuing Agreement.

This is a continuing Subordination Agreement until all of the Senior Indebtedness has been fully and indefeasibly paid and until all of the Senior Indebtedness and all of the Subordinated Creditor’s obligations to the Lender have been performed and satisfied. Without implying any limitation on the foregoing, if at any time any payment or assets distributed or paid over, or portion thereof, made by, or for the account of, the Company, by any Subordinated Creditor or otherwise on account of any of the Senior Indebtedness is set aside by any court or trustee having jurisdiction as a voidable preference or fraudulent conveyance or must otherwise be restored or returned by the Lender to the Company or any other Person under any Insolvency Proceedings or otherwise, the Subordinated Creditor and the Company hereby agree that this Agreement shall continue and remain in full force and effect or be reinstated, as the case may be, all as though any such payment had not been made and this Agreement had at all times remained in effect.

Section 4.3 No Third Party Beneficiaries.

The provisions of this Agreement are solely for the benefit of the Lender and the Subordinated Creditor, and their respective successors and assigns, and to any other Person which, with the Lender’s concurrence, replaces financing provided by the Lender in full and to the satisfaction of Lender; and there are no other parties or Persons whatsoever (including, without limitation, the Company and its successors and assigns, except with respect to Sections 5.6.5 and 5.6.6) who are intended to be benefited in any manner whatsoever by this Agreement.

Section 4.4 Transfer or Assignment of the Senior Indebtedness.

If any of the Senior Indebtedness should be transferred or assigned by the Lender, this Agreement will inure to the benefit of the Lender’s transferee or assignee to the extent of such transfer or assignment, provided that the Lender shall continue to have the unimpaired right to enforce this Agreement as to any of the Senior Indebtedness not so transferred or assigned.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices.

All notices, requests and demands to or upon the parties to this Agreement shall be in writing and shall be deemed to have been given or made when delivered by hand on a Business Day, or two (2) days after the date when deposited in the mail, postage prepaid by registered or certified mail, return receipt requested, or when sent by overnight courier, on the Business Day next following the day on which the notice is delivered to such overnight courier, addressed as follows:

Company:	ACT Teleconferencing, Inc.
1526 Cole Boulevard
Suite 300
Golden, Colorado 80401
Facsimile: (303) 235-4399
Attention: , CFO

Lender:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, California 95054
Facsimile: (972) 387-0782
Attention: S. Renee Hudnall

Subordinated Creditor:	Dolphin Direct Equity Partners, LP
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003
Attention: Carlos Salas

With a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Gary J. Simon

By written notice, each party to this Agreement may change the address to which notice is given to that party, provided that such changed notice shall include a street address to which notices may be delivered by overnight courier in the ordinary course on any Business Day.

Section 5.2 Additional Senior Indebtedness.

Nothing herein contained shall obligate the Lender to grant credit to, or continue financing arrangements with, the Company.

Section 5.3 Delay in Enforcement, etc.

No delay or failure on the part of the Lender to exercise any of its rights or remedies hereunder or now or hereafter existing at law or in equity or by statute or otherwise, or any partial or single exercise thereof, shall constitute a waiver thereof. All such rights and remedies are cumulative and may be exercised singly or concurrently and the exercise of any one or more of them will not be a waiver of any other. No modification to or waiver of any of the Lender’s rights and remedies under this Agreement or otherwise, and no modification or amendment of this Agreement, shall be deemed to be made by the Lender unless the same shall be in writing, duly signed on behalf of the Lender, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights and remedies of the Lender hereunder in any other respect at any other time. Without limiting the generality of the foregoing, the Lender may proceed against the Company with or without proceeding against any guarantor, surety, indemnitor or any other Person who may be liable for all or any part of the Obligations, may proceed against all or any part of the Security, or may refrain taking all or any such action without affecting the agreements and obligations of the parties to this Agreement.

Section 5.4 Successors and Assigns.

This Agreement shall be binding upon the Subordinated Creditor and the Company and the Subordinated Creditor’s and the Company’s successors and assigns and shall inure to the benefit of the Lender and the Lender’s successors and assigns, and other holders of or obligees under the Senior Indebtedness and any Person which, with the Lender’s concurrence replaces financing provided by the Lender.

Section 5.5 Headings.

The paragraph headings of this Agreement are for convenience only, and shall not limit or otherwise affect any of the terms hereof.

Section 5.6 Applicable Law; Jurisdiction.

5.6.1 Applicable Law.

The parties to this Agreement acknowledge and agree that this Agreement shall be governed by the laws of the State, as if this Agreement had been executed, delivered, administered and performed solely within the State even though for the convenience and at the request of the Subordinated Creditor or the Company, this Agreement may be executed elsewhere.

5.6.2 Submission to Jurisdiction.

The parties to this Agreement irrevocably submit to the jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents. The parties to this Agreement irrevocably waive, to the fullest extent permitted by law, any objection that either of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding and may be enforced in any court in which the applicable party is subject to jurisdiction, by a suit upon such judgment, provided that service of process is effected upon the applicable party in one of the manners specified in this Section or as otherwise permitted by applicable laws.

5.6.3 Service of Process.

The parties to this Agreement hereby consent to process being served in any suit, action or proceeding of the nature referred to in this Section by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, at the address designated in or pursuant to Section 5.1 (Notices). The parties to this Agreement irrevocably agree that such service (y) shall be deemed in every respect effective service of process in any such suit, action or proceeding, and (z) shall, to the fullest extent permitted by law, be taken and held to be valid personal service. Nothing in this Section shall affect the right of the Lender to serve process in any manner otherwise permitted by law or limit the right of the Lender otherwise to bring proceedings against the Subordinated Creditor or the Company, as the case may be, in the courts of any jurisdiction or jurisdictions.

5.6.4 No Credit on Subordinated Indebtedness.

Notwithstanding anything to the contrary contained herein, if any payment is made to the Lender that, but for this Agreement, would have been made to or retained by the Subordinated Creditor, such payment shall not, as between the Company and the Subordinated Creditor, be deemed to reduce in any manner the amount of the Subordinated Indebtedness owed to the Subordinated Creditor by the Company.

5.6.5 Consent to Transaction Documents and Loan Agreement.

Notwithstanding any provision of any Financing Document, the Lender hereby consents to the execution, delivery and performance by the Borrowers of (1) the Transaction Documents (as defined in the Securities Purchase Agreement made as of the 30th day of June 2005 (the “Securities Purchase Agreement”) between the Company and the Subordinated Creditor) and (2) the Loan Documents (as defined in the Loan Agreement between the Company and the Secured Creditor dated October     , 2005) and agrees that such execution, delivery and performance, including the payment or deemed payment of money, shall not (subject to the terms of this Agreement) constitute a default or an event of default under, or otherwise be restricted by, any Financing Document (however defined therein).

5.6.6 Release of Liens by Lender.

Lender hereby agrees that, upon the indefeasible payment in full of (i) the Loans, (ii) all interest then due and owing thereon, and (iii) any unpaid costs or expenses, including attorneys fees, owing to Lender under the Financing Agreement by the Company or the Subordinated Creditor, the Lender will release all of its liens on and security interests in any of the assets or other property of the Company and the Company shall automatically be released from all of its obligations under the Financing Documents, and this Agreement shall automatically terminate.

IN WITNESS THEREOF, the signatures of the Subordinated Creditor and of the Company are subscribed to this Agreement as of the date first written above.

DOLPHIN DIRECT EQUITY PARTNERS, LP

By:	Dolphin Advisors, LLC its managing general partner

By:	Dolphin Management Inc. its managing member

By:
Name:
Title:

ACT TELECONFERENCING, INC.

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

EXHIBIT A

SECURITY DEFINITION

“Security” means any security agreement, pledge, pledge agreement, guaranty agreement, mortgage, deed of trust, deed to secure debt, trust deed, land trust, indenture, indemnity deed of trust, indemnification agreement, proceeding in rem, reimbursement agreement, financing statement, purchase agreement, conditional sales contract, installment sales contract, collateral agreement, financing lease, letter of credit, bond, loan agreement, hypothecation agreement, deposit, financing statement or assignment, and also means any agreement, document, security device or arrangement, document, statutory lien, lien arising by operation of law, judgment or other lien, right of setoff, encumbrance, proceeding or other document or right, in whatever form or however arising, whether similar or dissimilar to the foregoing which directly or indirectly secures or enforces payment or performance of any Person against, or otherwise encumbers or gives notice of an encumbrance upon, the real property, personal property, rights or assets of any Person.

Notwithstanding the above definition and the provisions of the Financing Agreement, Security shall not include the Pledge Agreement, the lien thereof or the property encumbered thereby, and Lender shall have no rights under this Agreement or otherwise in respect of the existing and future interest of Subordinated Creditor under the Pledge Agreement, the lien thereof, or the property encumbered thereby.

EXHIBIT B

PERMITTED ACTIONS

Notwithstanding the provisions of the Agreement:

If any Event of Default (as defined in the Subordinated Note) exists and is continuing, whether or not a Blockage Notice has been delivered by Lender, the Subordinated Creditor may, at its option, to the extent permitted by the terms of the Subordinated Note, after prior notice to Lender (A) declare all or any part of the unpaid principal amount of the Subordinated Note and all interest accrued and unpaid thereon, and all fees, costs, expenses, indemnities and other obligations payable under the Subordinated Note, to be immediately due and payable, without presentment, demand, notice, protest or other formalities of any kind, and (B) only after all of the Senior Indebtedness has been fully and indefeasibly paid, foreclose the lien of the Pledge Agreement and exercise any of the other rights and remedies available to the Subordinated Creditor under the Pledge Agreement following the occurrence of such an Event of Default.

EXHIBIT C

PERMITTED PAYMENTS

Until delivery of a Blockage Notice by Lender, the Subordinated Creditor may receive payments of principal and interest under the Subordinated Note in accordance with its terms.

There shall be no prepayment of the Subordinated Indebtedness.

Notwithstanding anything to the contrary anywhere contained, the Company may make or apply and the Subordinated Creditor may receive payments of amounts or value under the Securities Purchase Agreement and any other Transaction Document (as defined in the Securities Purchase Agreement), other than as contemplated solely by the Subordinated Note; provided that the Subordinated Note in any event may be paid, satisfied, applied or otherwise treated in connection with the Initial Closing (as defined in the Securities Purchase Agreement) as contemplated by the terms of the Securities Purchase Agreement.